UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011
_______________________

Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2011, SFS Canada I, LP, a Canadian subsidiary (the “Subsidiary”) of Sysco Corporation (“Sysco”), entered into a short-term demand loan facility (the “Facility”) with Toronto-Dominion Bank (the “Bank”) for the purpose of facilitating a distribution from the Subsidiary to Sysco, and Sysco concurrently entered into an agreement with the Bank to guarantee the loan.  Pursuant to the terms of the Facility agreement, amounts outstanding under the Facility will at all times be less than or equal to the Canadian dollar equivalent of US$181,975,000, and the Facility will be repaid in full on or before July 4, 2011.  The full amount was drawn down by the Subsidiary on June 30, 2011.  All advances under the Facility bear interest at the Canadian Dollared Offer Rate (CDOR) plus 1.00% per annum, with interest calculated daily and payable on the due date.  The Bank may demand repayment in full at anytime during the term of the Facility.

The loan was repaid in full on July 4, 2011.

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The description of Sysco’s agreement to guarantee the Facility as set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: July 5, 2011	By:	/s/ Russell T. Libby
Russell T. Libby
Vice President, General Counsel and Corporate Secretary